Exhibit 99.2

For Immediate Release
October 26, 2016

The Carlyle Group Announces Third Quarter 2016 Financial Results

•	Declared a quarterly distribution of $0.50 per common unit for Q3 2016

•	$6.6 billion in realized proceeds in Q3 2016 and $19.1 billion realized over the last twelve months

•	$1.6 billion in equity invested in Q3 2016 and $12.5 billion invested over the last twelve months

•
$3.2 billion in gross new capital raised and $1.8 billion raised on a net basis after redemptions in Q3 2016; $14.4 billion in gross new capital raised and $8.2 billion on a net basis after redemptions over the last twelve months

•	U.S. GAAP net income (loss) attributable to The Carlyle Group L.P. of $1 million, or $(0.02) per common unit on a diluted basis, for Q3 2016 and $11 million over the last twelve months

•	$228 million of Distributable Earnings on a pre-tax basis for Q3 2016 and $789 million over the last twelve months; $0.66 per common unit on a post-tax basis in Q3 2016

•	Economic Net Income of $54 million on a pre-tax basis and $0.21 per Adjusted Unit on a post-tax basis in Q3 2016, driven by 3% carry fund portfolio appreciation
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2016.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle again delivered a strong distribution for our unitholders of $0.50 per common unit for the third quarter. We continue to generate substantial realized proceeds, with $6.6 billion in the third quarter and more than $19 billion over the last twelve months. We are also at the beginning of what should be a significant, multi-year fundraising cycle for the firm due to continued capital deployment and the strong performance of our largest fund families.”

Carlyle Co-CEO William E. Conway, Jr. said, “Many of our most significant funds around the world are performing well. Several of our latest vintage carry funds moved into an accrued carry position during the quarter, and overall Carlyle generated 3% portfolio appreciation across our carry fund platform. We are also very focused on improving the profitability and scalability of our Global Market Strategies segment with the goal of deepening and diversifying our credit platform.”

U.S. GAAP results for Q3 2016 included loss before provision for income taxes of $(50) million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $1 million, or net income (loss) per common unit of $(0.02), on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2016 included loss

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before provision for income taxes of $(125) million and net income attributable to The Carlyle Group L.P. of $11 million. Total balance sheet assets were $10 billion as of September 30, 2016.

Reserve for Litigation and Contingencies
Included in our Q3 2016 general, administrative and other expenses for both our U.S. GAAP financial results and Economic Net Income is a $100 million reserve for ongoing litigation and contingencies that is excluded from Fee-Related Earnings and Distributable Earnings, as the timing of any payment remains uncertain, and therefore, it did not reduce our Q3 2016 distribution per common unit. This reserve has been allocated to our business segments in accordance with our allocation policies for overhead.

Unless specifically noted, all references to general and administrative expenses as a component of Fee-Related Earnings in this release exclude the reserve for litigation and contingencies for comparability purposes. U.S. GAAP results and Economic Net Income include the impact of the reserve for litigation and contingencies.

Transfer of Carlyle's Interest in Emerging Sovereign Group (ESG) Back to ESG Founders
During the third quarter, we reached an agreement with ESG to transfer our 55% ownership stake in ESG back to ESG's founders. This transaction is expected to close during the fourth quarter. As of the end of Q3 2016, ESG had Total AUM and Fee-Earning AUM of approximately $3.6 billion and $3.4 billion, respectively, which will no longer be part of our AUM or Fee Earning AUM upon the closing of the transaction. During Q3 2016, ESG had no material impact on our Fee-Related Earnings, and there will be no material gain or loss associated with the disposition upon the closing of the transaction.

Third Quarter Distribution
The Board of Directors has declared a quarterly distribution of $0.50 per common unit to holders of record at the close of business on November 8, 2016, payable on November 16, 2016.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q3 2016, year-to-date (YTD) and for the last twelve months (LTM)1.
During Q3 2016, Carlyle generated $1.8 billion of net funds raised. Carlyle raised gross new capital of $3.2 billion across its fund platform, which was partially offset by gross redemptions of $0.8 billion in our hedge fund partnerships and the return of $0.6 billion in fund investor capital related to our previously announced wind down of Diversified Global Asset Management ("DGAM").

Net Funds Raised					Equity Invested
Q3	$1.8 billion				Q3	$1.6 billion
	YTD:	$5.5 bn	LTM:	$8.2 bn		YTD:	$8.5 bn	LTM:	$12.5 bn

Realized Proceeds					Carry Fund Returns
Q3	$6.6 billion				Q3	3%
	YTD:	$15.1 bn	LTM:	$19.1 bn		YTD:	9%	LTM:	11%
Note: Equity Invested and Realized Proceeds reflect carry funds only.
During Q3 2016, within its carry funds, Carlyle generated realized proceeds of $6.6 billion from 137 investments across 44 carry funds. Carlyle invested $1.6 billion of equity in 143 new or follow-on investments across 26 carry funds in Q3 2016. On an LTM basis, Carlyle realized proceeds of $19.1 billion and invested $12.5 billion.

		Realized Proceeds			Equity Invested
	Segment (Carry Funds Only)	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Q3	Corporate Private Equity	46	20	$4,798	16	12	$541
	Global Market Strategies	26	7	$157	10	5	$109
	Real Assets	67	17	$1,632	117	9	$968
	Carlyle	137	44	$6,587	143	26	$1,618
LTM	Corporate Private Equity	102	30	$13,463	59	18	$7,970
	Global Market Strategies	49	8	$418	19	5	$616
	Real Assets	166	23	$5,234	215	17	$3,917
	Carlyle	314	61	$19,115	292	40	$12,503
Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

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1 LTM, or last twelve months, refers to the period Q4 2015 through Q3 2016. Prior LTM, or the prior rolling 12-month period, refers to the period Q4 2014 through Q3 2015.

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Carlyle Consolidated GAAP Results

Net income (loss) attributable to The Carlyle Group L.P. was $1 million for Q3 2016, or $(0.02) per common unit on a diluted basis, compared to $(84) million for Q3 2015, or $(1.11) per common unit on a diluted basis.

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Loss before provision for income taxes(1) was $(50) million for Q3 2016, compared to $(529) million for Q3 2015. The decrease in loss before provision for income taxes in Q3 2016 compared to Q3 2015 is primarily due to a $278 million increase in net performance fees, an increase in investment income of $80 million and a decrease in general, administrative and other expenses due to a $186 million intangible asset impairment in Q3 2015, offset by a $100 million reserve for litigation and contingencies in Q3 2016. The decreases in revenues from consolidated entities, expenses from consolidated entities and net investment gains (losses) of consolidated entities relate primarily to the deconsolidation of the fund of funds vehicles and hedge funds, as well as many of the CLOs, on January 1, 2016, as a result of the adoption of new U.S. GAAP consolidation guidance.

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Net income (loss) attributable to The Carlyle Group L.P. was $1 million for Q3 2016 or $(0.02) per common unit on a diluted basis. The Carlyle Group L.P. has $1 million of income despite a $(22) million loss attributable to Carlyle Holdings due to a benefit for income taxes attributable solely to The Carlyle Group L.P. For purposes of the diluted earnings per unit calculation, Carlyle Holdings partnership units are assumed to have converted to common units of The Carlyle Group L.P, and therefore, substantially all of the net loss of Carlyle Holdings is attributable to The Carlyle Group L.P. resulting in a diluted loss per common unit.

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2016
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$278.3	$255.1	$289.5	$272.5	$255.1	$1,072.2
Total performance fees	(246.6)	203.6	145.2	210.9	214.7	774.4
Total investment income (loss)	(9.5)	8.7	(9.6)	65.3	70.5	134.9
Revenue from consolidated entities	270.3	245.7	53.3	54.3	61.7	415.0
All other revenues	5.0	2.7	4.7	5.0	5.3	17.7
Total revenues	297.5	715.8	483.1	608.0	607.3	2,414.2

Expenses
Base compensation	163.5	160.0	166.3	149.9	154.3	630.5
Equity-based compensation	86.8	87.0	75.4	109.0	81.4	352.8
Total performance fee related compensation	(72.9)	95.4	69.5	96.5	110.9	372.3
General, administrative and other expenses	289.6	173.6	82.3	91.4	188.9	536.2
Expenses from consolidated entities	323.7	267.8	46.8	84.0	114.4	513.0
Interest and other nonoperating expenses	4.6	18.7	19.1	16.1	11.9	65.8
Total expenses	795.3	802.5	459.4	546.9	661.8	2,470.6

Net investment gains (losses) of consolidated funds	(31.3)	(71.4)	(8.4)	6.7	4.8	(68.3)
Income (loss) before provision for income taxes	(529.1)	(158.1)	15.3	67.8	(49.7)	(124.7)
Provision (benefit) for income taxes	(4.1)	(10.3)	7.4	24.3	1.0	22.4
Net income (loss)	(525.0)	(147.8)	7.9	43.5	(50.7)	(147.1)
Net income (loss) attributable to non-controlling interests in consolidated entities	(152.4)	(119.6)	(2.3)	1.6	(29.1)	(149.4)
Net income (loss) attributable to Carlyle Holdings	(372.6)	(28.2)	10.2	41.9	(21.6)	2.3
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(288.7)	(23.6)	1.8	35.8	(22.4)	(8.4)
Net income (loss) attributable to The Carlyle Group L.P.	$(83.9)	$(4.6)	$8.4	$6.1	$0.8	$10.7

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic	$(1.05)	$(0.06)	$0.10	$0.07	$0.01
Diluted	$(1.11)	$(0.06)	$0.01	$0.07	$(0.02)

(1) Income (loss) before provision for income taxes is the GAAP measure that is most directly comparable to Economic Net Income (ENI) and Distributable Earnings, which management uses to measure the performance of the business.  In most periods, income (loss) before provision for income taxes will be lower than ENI principally due to excluding from ENI equity compensation from awards issued in conjunction with the initial public offering, acquisitions and strategic investments, as well as other acquisition-related charges, including amortization of intangibles and impairment.  In periods of positive earnings, net income (loss) attributable to The Carlyle Group L.P. typically will be lower than ENI as net income (loss) attributable to The Carlyle Group L.P. only includes the portion of earnings (approximately 26% before taxes as of September 30, 2016) that is attributable to the public unitholders whereas the calculation of ENI reflects the adjusted earnings attributable to all unitholders.  A full reconciliation is included on page 33. See "Non-GAAP Financial Information and Other Key Terms" for additional information.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $228 million for Q3 2016 and $789 million on an LTM basis

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Distributable Earnings were $228 million for Q3 2016, or $0.66 per common unit on a post-tax basis, compared to $244 million for Q3 2015. DE was $789 million on an LTM basis, 27% lower than the prior LTM.

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Fee-Related Earnings (FRE) were $31 million for Q3 2016, down 46% relative to $57 million in Q3 2015. Total fee revenue of $266 million was $50 million lower than Q3 2015, largely due to a decrease in catch up management fees of $32 million in Q3 2016. Cash compensation of $144 million, excluding equity-based compensation, was $21 million lower than in Q3 2015, while general and administrative (G&A) expenses were $5 million lower than in Q3 2015. FRE was $170 million on an LTM basis, 24% lower than the prior LTM, largely owing to a $67 million decline in catch up management fees compared to the prior LTM due to a lower level of carry fund fundraising in Q3 2016.

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Realized Net Performance Fees were $186 million for Q3 2016, compared to $177 million for Q3 2015, due to strong public market exit activity. For Q3 2016, net realized performance fees included fees related to full or partial exits in Axalta, CommScope, Sagemcom, NXP Semiconductors, Bank of Butterfield, and Duff & Phelps, among others. Realized Net Performance Fees were $590 million on an LTM basis, 38% lower than the prior LTM.

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Realized Investment Income was $11 million in Q3 2016, with gains in Corporate Private Equity, Real Estate, and Natural Resources, partially offset by realized losses in other Real Assets investments, primarily Urbplan Desenvolvimento Urbano S.A. ("Urbplan").

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Economic Net Income (ENI): $54 million for Q3 2016 and $373 million on an LTM basis. Excluding the impact of the reserve for litigation and contingencies of $100 million, pre-tax ENI would have been $154 million for the quarter.

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Q3 2016 ENI was positively impacted by strong carry fund valuations primarily in our U.S. Buyout, Japan Buyout, Financial Services, and NGP Energy carry funds, among others. Net performance fees were $142 million compared to $(149) million in Q3 2015. On an LTM basis, ENI of $373 million was 26% lower than the prior LTM, with the decline driven by reserves for litigation and other contingencies we have taken over the LTM.

◦	Carlyle generated ENI per Adjusted Unit of $0.21 on a post-tax basis for Q3 2016.

The Carlyle Group L.P. - All Segments	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 15 - Q3 16	QoQ	YoY	LTM

Revenues	94	491	451	533	540	2,014	1%	477%	(12)%

Expenses	222	418	363	374	486	1,641	30%	119%	(8)%

Economic Net Income (Loss)	(128)	73	89	158	54	373	(66)%	142%	(26)%

Fee-Related Earnings	57	43	51	45	31	170	(31)%	(46)%	(24)%

Net Performance Fees	(149)	109	75	115	142	442	23%	196%	5%

Realized Net Performance Fees	177	100	70	233	186	590	(20)%	5%	(38)%

Distributable Earnings	244	145	129	288	228	789	(21)%	(6)%	(27)%

Distributable Earnings per common unit (after taxes)	$0.74	$0.38	$0.35	$0.84	$0.66
Distribution per common unit	$0.56	$0.29	$0.26	$0.63	$0.50

Total Assets Under Management ($ in billions)	187.7	182.6	178.1	175.6	169.1		(4)%	(10)%	(10)%

Fee-Earning Assets Under Management ($ in billions)	128.1	131.0	130.3	125.3	123.8		(1)%	(3)%	(3)%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
Carlyle's carry fund portfolio valuation increased 3% during Q3 2016 and 11% over the past twelve months. Carlyle's carry fund public portfolio appreciated 3% and the private portfolio appreciated 4% during Q3 2016. Third quarter carry fund valuations were positively impacted by strength in our latest vintage U.S. Buyout, Asia Buyout, Japan Buyout, U.S. Real Estate, NGP Energy, and distressed credit carry funds, among others, while depreciation in our first energy mezzanine fund and older U.S. Real Estate funds negatively impacted valuations. NGP funds X and XI appreciated a weighted 20% during the quarter.
As of Q3 2016, net accrued performance fees of $1.2 billion were approximately in line with Q2 2016 and were modestly lower compared to $1.3 billion at the end of Q3 2015. The decline compared to Q3 2015 is primarily due to strong exit activity in Corporate Private Equity and Real Estate funds that realized carry.

	2014				2015				2016			Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q3 2016
Overall Carry Fund Appreciation/ (Depreciation) (1,2)	6%	5%	3%	1%	6%	3%	(4)%	2%	1%	5%	3%

Corporate Private Equity (3)	8%	5%	3%	7%	8%	5%	(3)%	3%	1%	4%	3%	$886
Buyout	8%	5%	3%	7%	9%	4%	(3)%	3%	1%	4%	3%	$850
Growth Capital	0%	13%	8%	1%	3%	11%	0%	0%	(2)%	3%	0%	$36

Real Assets (3)	2%	3%	2%	(8)%	2%	0%	(5)%	0%	1%	7%	4%	$202
Real Estate	2%	4%	4%	8%	11%	4%	6%	6%	8%	8%	0%	$223
Natural Resources (4)			3%	(8)%	1%	0%	(4)%	0%	(2)%	11%	12%	$55
Legacy Energy	1%	2%	0%	(17)%	(3)%	(3)%	(17)%	(7)%	(3)%	3%	1%	$(76)

Global Market Strategies Carry Funds (3)	3%	12%	6%	(2)%	3%	2%	(9)%	(4)%	(12)%	(2)%	0%	$37

Non-Carry Fund / Other (5)												$45

Net Accrued Performance Fees												$1,170
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) Carlyle’s “carry funds” refer to (i) those investment funds that we advise, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and opportunistic credit, distressed debt and mezzanine funds (but excluding our structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
(3) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 8% or 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from the NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 18.1% based on remaining fair value invested as of September 30, 2016.
(4) Natural Resources is comprised of NGP, infrastructure, power and international energy funds.
(5) Includes structured credit/other structured product funds, hedge funds, business development companies, mutual fund and Investment Solutions vehicles.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $169.1 billion as of Q3 2016 (-10% LTM)

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Major drivers of change versus Q2 2016: Distributions (-$8.7 billion) and net redemptions (-$1.0 billion), partially offset by market appreciation (+$2.6 billion), commitments, net of expired capital (+$1.0 billion) and foreign exchange impact (+$0.9 billion).

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Total Dry Powder of $54.4 billion as of Q3 2016, comprised of $20.7 billion in Corporate Private Equity, $13.4 billion in Real Assets, $6.1 billion in Global Market Strategies and $14.2 billion in Investment Solutions.

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During Q3 2016, our hedge fund partnerships and commodities vehicles returned $0.8 billion in gross redemptions to their fund investors, and we returned $0.6 billion of capital to DGAM Investors. Also during the third quarter, we agreed to transfer our 55% ownership interest in Emerging Sovereign Group back to ESG's founders. This transaction is expected to close during the fourth quarter. As of the end of Q3 2016, our AUM includes $5.4 billion of hedge fund partnership and DGAM assets. These assets are comprised of approximately $1.0 billion that will be redeemed in future periods, $0.2 billion of DGAM assets in wind down and $3.6 billion of ESG assets that will be removed from our AUM upon the transfer of ownership to the ESG management team.

•	Fee-Earning Assets Under Management: $123.8 billion as of Q3 2016 (-3% LTM)

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Major drivers of change versus Q2 2016: Net distributions and outflows (-$3.7 billion), net redemptions (-$1.0 billion), market depreciation (-$0.7 billion), and changes in CLO collateral balance (-$0.3 billion), partially offset by inflows, including fee-paying commitments (+$3.4 billion) and foreign exchange impact (+$0.6 billion).

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Fee-Earning AUM was positively impacted during the third quarter by closings in our fourth distressed credit fund and AlpInvest Secondaries, and the pricing of one new CLO, partially offset by redemptions in our hedge fund partnerships and return of capital to DGAM investors.

•	Remaining Fair Value of Capital (carry funds only) as of Q3 2016: $56.0 billion

◦	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.1x.

◦	Total Fair Value derived from investments made in 2011 or earlier: 31%.

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AUM in-carry ratio as of the end of Q3 2016: 56% which is up from 48% in the prior quarter, as our latest vintage U.S. Buyout and Japan Buyout funds moved into an accrued carry position, and our latest vintage NGP Energy and U.S. Real Estate funds moved further into accrued carry.

Note: Data as of September 30, 2016. (1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q3 2016 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income	Q3 2016

Economic Net Income (pre-tax)	$53.5
Less (Add): Provision (Benefit) for income taxes (1)	(16.2)

Economic Net Income, After Taxes	$69.7

Adjusted Units (in millions) (2)	330.2

Economic Net Income, After Taxes per Adjusted Unit	$0.21

Distributable Earnings

Distributable Earnings	$228.2
Less: Estimated foreign, state, and local taxes (3)	5.6

Distributable Earnings, After Taxes	$222.6

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$57.8
Less: Estimated current corporate income taxes (4)	1.4

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$56.4

Units in public float (in millions)(5)	85.0
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.66

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 34.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for current income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 389,001 common units that we estimate will be issued in October and November 2016 in connection with the vesting of deferred restricted common units and an exchange of Carlyle Holdings partnership units. For purposes of this calculation, these common units have been added to the common units outstanding as of September 30, 2016 because they will participate in the unitholder distribution that will be paid in November 2016.

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Corporate Private Equity (CPE)

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$0.4 billion			Q3	$0.5 billion			Q3	$4.8 billion			Q3	3%
YTD:	$0.8 bn	LTM:	$2.4 bn	YTD:	$5.2 bn	LTM:	$8.0 bn	YTD:	$11.2 bn	LTM:	$13.5 bn	YTD:	8%	LTM:	11%

•	Distributable Earnings (DE): $209 million for Q3 2016 and $629 million on an LTM basis, compared to $981 million for the prior LTM. The following components impacted DE in Q3 2016:

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Fee-Related Earnings (FRE) were $17 million for Q3 2016, compared to $29 million for Q3 2015. The decline in Q3 2016 as compared to Q3 2015 was primarily driven by a $30 million decline in fee revenues inclusive of a $21 million decrease in catch up management fees. The decrease in fee revenues was partially offset by a $12 million decrease in cash compensation expense and a $5 million reduction in G&A expenses. FRE was $89 million on an LTM basis, compared to $122 million for the prior LTM, with the decrease primarily driven by a decrease in catch up management fees.

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Realized Net Performance Fees were $168 million for Q3 2016, compared to $138 million for Q3 2015, with the increase primarily driven by higher realized proceeds of $4.8 billion in Q3 2016 relative to $2.6 billion in Q3 2015. Carlyle Partners V, Carlyle Europe Partners III and Carlyle Global Financial Services Partners generated the majority of CPE's realized net performance fees in Q3 2016. Realized Net Performance Fees were $492 million on an LTM basis, compared to $829 million for the prior LTM.

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Realized Investment Income was $24 million for Q3 2016, compared to $11 million for Q3 2015. Results for Q3 2016 primarily were driven by realized gains in investments in our most recent U.S. buyout funds, Carlyle Partners V and Carlyle Partners VI. Realized Investment Income was $48 million on an LTM basis, compared to $29 million for the prior LTM.

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Economic Net Income (ENI): $63 million for Q3 2016 and $216 million on an LTM basis, compared to $573 million for the prior LTM. The LTM decline relative to the prior LTM was largely attributable to lower appreciation in our carry funds, reserves for litigation and contingencies, modestly lower FRE and higher equity compensation.

◦	CPE carry fund valuations increased 3% in Q3 2016 and increased 11% on an LTM basis, compared to a decrease of (3)% in Q3 2015 and an increase of 16% for the prior LTM.

◦	Net Performance Fees were $101 million for Q3 2016, compared to $(141) million for Q3 2015. Net Performance Fees were $241 million on an LTM basis, compared to $488 million for the prior LTM.

•	Total Assets Under Management (AUM): $54.6 billion as of Q3 2016 (-13% LTM).

◦	Funds Raised in Q3 2016 of $0.4 billion were largely attributable to the final closing in Carlyle Global Partners, our first long dated private equity fund, plus certain coinvestments.

◦
Fee-Earning Assets Under Management of $37.8 billion were down 3% versus Q2 2016 and down 7% versus Q3 2015. Major drivers of change versus Q2 2016: Outflows, including distributions and basis step downs (-$0.9 billion) and market depreciation (-$0.3 billion).

Corporate Private Equity	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 15 - Q3 16	QoQ	YoY	LTM

Economic Net Income (Loss)	(130)	63	32	58	63	216	8%	148%	(62)%

Fee-Related Earnings	29	17	32	23	17	89	(25)%	(43)%	(27)%

Net Performance Fees	(141)	87	19	33	101	241	206%	172%	(51)%

Realized Net Performance Fees	138	62	68	195	168	492	(14)%	21%	(41)%

Distributable Earnings	178	81	105	235	209	629	(11)%	17%	(36)%

Total Assets Under Management ($ in billions)	63.1	63.1	61.1	57.6	54.6		(5)%	(13)%	(13)%

Fee-Earning Assets Under Management ($ in billions)	40.7	40.9	40.9	38.9	37.8		(3)%	(7)%	(7)%

Note: Totals may not sum due to rounding.

Page | 9

Global Market Strategies (GMS)

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$1.1 billion			Q3	$0.1 billion			Q3	$0.2 billion			Q3	—%
YTD:	$2.2 bn	LTM:	$2.8 bn	YTD:	$0.3 bn	LTM:	$0.6 bn	YTD:	$0.3 bn	LTM:	$0.4 bn	YTD:	(13)%	LTM:	(19)%

Note: Funds Raised excludes acquisitions, but includes hedge funds and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.

•	Distributable Earnings (DE): $4 million for Q3 2016 and $22 million on an LTM basis, compared to $52 million for the prior LTM. The following components impacted DE in Q3 2016:

◦
Fee-Related Earnings (FRE) were $(5) million for Q3 2016, compared to $6 million for Q3 2015. The decline was driven by an $8 million decrease in fee revenue and an increase in professional and legal fees within G&A, partially offset by lower cash compensation. FRE was $(2) million on an LTM basis, compared to $26 million for the prior LTM. We expect GMS will operate at a loss in the near term primarily due to continuing losses in our hedge fund and associated commodities products, as well as investments we are making to grow our credit business.

◦
Realized Net Performance Fees were $8 million for Q3 2016, compared to $6 million for Q3 2015. Realized Net Performance Fees were $22 million on an LTM basis, compared to $18 million for the prior LTM.

◦	Realized Investment Income was $1 million for Q3 2016, compared to $3 million in Q3 2015. Realized Investment Income was $2 million on an LTM basis, compared to $8 million for the prior LTM.

•
Economic Net Income (Loss) (ENI): $(11) million for Q3 2016 and $(26) million on an LTM basis, compared to $(6) million for the prior LTM, with the LTM decline primarily due to reserves for litigation and contingencies we have taken over the LTM and lower FRE.

◦
GMS carry fund valuations were flat in Q3 2016 and depreciated 19% on an LTM basis, as compared to 9% depreciation in Q3 2015, with lower marks in our first energy mezzanine fund partially offset by appreciation in our distressed debt funds. The Q3 2016 asset-weighted hedge fund performance of our reported funds was 0.7%.

◦	Net Performance Fees of $10 million for Q3 2016, compared to $(27) million for Q3 2015. Net Performance Fees were $10 million on an LTM basis, compared to $(8) million for the prior LTM.

•	Total Assets Under Management (AUM): $34.1 billion as of Q3 2016 (-4% LTM).

◦	Fee-Earning AUM of $29.0 billion was generally in line with Q2 2016 and declined 2% versus Q3 2015.

◦
GMS carry fund AUM ended Q3 2016 at $8.2 billion, up from $7.4 billion in Q2 2016. During the quarter, we had a first closing in Carlyle Structured Credit and follow on closings in our Asia Structured Credit and fourth Distressed Credit fund.

◦	Total structured credit AUM ended Q3 2016 at $19.0 billion, down from $19.9 billion in Q2 2016.

◦
Total hedge fund AUM ended Q3 2016 at $5.2 billion, versus $5.8 billion at Q2 2016 and $9.3 billion at Q3 2015. During Q3 2016, our hedge fund partnerships returned $0.8 billion in gross redemptions to fund investors. Also during Q3 2016, we reached an agreement to transfer our ownership stake in ESG back to ESG's founders. Upon the closing of that transaction, which is expected to occur in Q4 2016, our Total AUM and Fee-Earning AUM will decline by approximately $3.6 billion and $3.4 billion, respectively. Over the next several quarters, our remaining hedge fund partnerships expect to return approximately $1.0 billion in additional redemptions to fund investors.

Global Market Strategies	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 15 - Q3 16	QoQ	YoY	LTM

Economic Net Income (Loss)	(28)	(22)	(6)	12	(11)	(26)	(190)%	62%	(361)%

Fee-Related Earnings	6	3	(1)	1	(5)	(2)	(525)%	(186)%	(106)%

Net Performance Fees	(27)	(6)	2	5	10	10	111%	135%	229%

Realized Net Performance Fees	6	8	1	5	8	22	64%	20%	21%

Distributable Earnings	15	11	1	7	4	22	(45)%	(76)%	(57)%

Total Assets Under Management ($ in billions)	35.5	35.3	34.0	34.7	34.1		(2)%	(4)%	(4)%

Fee-Earning Assets Under Management ($ in billions)	29.5	31.0	28.6	28.7	29.0		1%	(2)%	(2)%

Funds Raised, excluding hedge funds ($ in billions)	1.5	1.6	1.0	2.1	1.5	6.1
Hedge Fund Net Inflows ($ in billions)	(0.7)	(0.9)	(1.5)	(0.5)	(0.4)	(3.3)

Note: Totals may not sum due to rounding.

Page | 10

Real Assets

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q3	$0.2 billion			Q3	$1.0 billion			Q3	$1.6 billion			Q3	4%
YTD:	$0.9 bn	LTM:	$1.2 bn	YTD:	$2.9 bn	LTM:	$3.9 bn	YTD:	$3.6 bn	LTM:	$5.2 bn	YTD:	13%	LTM:	13%

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

•
Distributable Earnings (DE): $10 million for Q3 2016 and $120 million on an LTM basis, compared to $113 million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment of $(80) million. The following components impacted DE in Q3 2016.

◦
Fee-Related Earnings (FRE) were $14 million for Q3 2016, compared to $20 million for Q3 2015. The decrease in Q3 2016 FRE is due to a decline in catch up management fees of $13 million as compared to Q3 2015, partially offset by a decline of $4 million in cash compensation and a $1 million decline in G&A expenses. FRE was $67 million on an LTM basis, compared to $60 million for the prior LTM.

◦
Realized Net Performance Fees were $11 million for Q3 2016, compared to $32 million for Q3 2015. The decrease in Q3 2016 is primarily due to elevated net realized performance fees from our first power fund in Q3 2015 that did not recur this quarter. Realized Net Performance Fees were $73 million on an LTM basis, compared to $97 million for the prior LTM.

◦
Realized Investment Income (Loss) was $(14) million for Q3 2016, compared to $(5) million for Q3 2015. The loss in Q3 2016 is attributable to elevated realized losses in Urbplan, partially offset by gains in Real Estate and Natural Resources investments. Realized investment (loss) was $(20) million on an LTM basis, compared to $(44) million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment.

•
Economic Net Income (Loss) (ENI): $4 million for Q3 2016 and $183 million on an LTM basis, compared to $(47) million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment. The LTM increase in ENI relative to the prior LTM was largely attributable to higher appreciation in our Natural Resources and Real Estate carry funds, partially offset by reserves for litigation and contingencies taken over the LTM.

◦	Real Assets carry fund valuations appreciated 4% in Q3 2016, compared to 5% depreciation in Q3 2015.

◦
Net Performance Fees were $28 million for Q3 2016, compared to $16 million for Q3 2015. Net performance fees were positively impacted by strength in U.S. Real Estate funds VI and VII and NGP carry funds. Net Performance Fees were $182 million on an LTM basis, compared to $(72) million for the prior LTM. The latest vintage NGP Energy and U.S. Real Estate funds moved further into accrued carry during Q3 2016.

•	Total Assets Under Management (AUM): $35.7 billion for Q3 2016 (-11% LTM).

◦	Funds Raised in Q3 2016 of $0.2 billion were driven by a follow on closing in our new Core Plus real estate fund.

◦
Fee-Earning Assets Under Management of $28.9 billion in Q3 2016 declined by 5% versus Q2 2016 and increased 1% versus Q3 2015. Major drivers of change versus Q2 2016: Outflows, including distributions (-$1.6 billion), partially offset by inflows, including fee-paying commitments (+$0.2 billion).

Real Assets	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 15 - Q3 16	QoQ	YoY	LTM

Economic Net Income (1)	26	39	62	79	4	183	(95)%	(85)%	487%

Fee-Related Earnings	20	22	16	15	14	67	(7)%	(29)%	12%

Net Performance Fees	16	26	54	74	28	182	(62)%	80%	353%

Realized Net Performance Fees	32	28	1	34	11	73	(69)%	(67)%	(25)%

Distributable Earnings (1)	47	51	20	39	10	120	(74)%	(78)%	6%

Total Assets Under Management ($ in billions)	40.2	38.0	36.7	37.5	35.7		(5)%	(11)%	(11)%

Fee-Earning Assets Under Management ($ in billions)	28.5	30.9	30.7	30.4	28.9		(5)%	1%	1%

(1) The YoY comparison excludes the impact of the Q1 2015 French tax judgment on Economic Net Income and Distributable Earnings.
Note: Totals may not sum due to rounding.

Page | 11

Investment Solutions

•	Distributable Earnings (DE): $6 million for Q3 2016 and $19 million on an LTM basis, compared to $22 million for the prior LTM.

◦
Fee-Related Earnings (FRE) were $5 million for Q3 2016, compared to $3 million for Q3 2015. During Q1 2016, we restructured the Investment Solutions segment and commenced the wind down of our fund of hedge funds and liquid alternatives platforms. This restructuring continued to have a positive impact on results during Q3 2016. The increase in Q3 2016 FRE was largely attributable to lower cash compensation and lower G&A expenses, partially offset by modestly lower management fees. FRE was $16 million on an LTM basis, compared to $14 million for the prior LTM.

◦	Realized Net Performance Fees were $1 million for Q3 2016, in line with $1 million for Q3 2015. Realized Net Performance Fees were $3 million on an LTM basis, compared to $8 million for the prior LTM.

•
Economic Net Income (Loss) (ENI) was $(3) million for Q3 2016 and $0 on an LTM basis, compared to $19 million for the prior LTM. The LTM decline relative to the prior LTM was largely attributable to reserves for litigation and contingencies taken over the LTM.

◦	Net Performance Fees were $3 million for Q3 2016, compared to $4 million in Q3 2015. Net Performance Fees were $10 million on an LTM basis, compared to $13 million for the prior LTM.

•
Total Assets Under Management (AUM) of $44.7 billion in Q3 2016 were 2% lower compared to Q2 2016 and 9% lower than Q3 2015. Major drivers of change versus Q2 2016: Distributions (-$2.2 billion) and net redemptions (-$0.6 billion), partially offset by market appreciation (+$0.9 billion), commitments (+$0.5 billion) and foreign exchange impact (+$0.5 billion).

◦	Funds raised during Q3 2016 include a follow-on closing for AlpInvest's sixth Secondaries fund and several separately managed accounts.

◦	During Q3 2016, we returned $0.6 billion in capital to DGAM investors, and over the next several quarters, we expect to return the remaining $0.2 billion in AUM.

•
Fee-Earning Assets Under Management of $28.1 billion in Q3 2016 was 3% higher than Q2 2016 and was 4% lower than Q3 2015. Major drivers of change versus Q2 2016: Outflows, including distributions and basis step downs (-$1.1 billion) and net redemptions (-$0.6 billion), partially offset by inflows, including fee-paying commitments (+$2.4 billion) and the impact of foreign exchange (+$0.3 billion).

Investment Solutions	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 15 - Q3 16	QoQ	YoY	LTM

Economic Net Income (Loss)	4	(7)	0	9	(3)	0	(127)%	(163)%	(101)%

Fee-Related Earnings	3	1	3	6	5	16	(18)%	104%	8%

Net Performance Fees	4	2	0	4	3	10	(21)%	(15)%	(23)%

Realized Net Performance Fees	1	2	1	1	1	3	0%	(17)%	(61)%

Distributable Earnings	3	3	4	7	6	19	(16)%	81%	(16)%

Total Assets Under Management ($ in billions)	48.9	46.2	46.3	45.7	44.7		(2)%	(9)%	(9)%

Fee-Earning Assets Under Management ($ in billions)	29.4	28.2	30.2	27.2	28.1		3%	(4)%	(4)%

Note: Totals may not sum due to rounding.

Page | 12

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of September 30, 2016.

•	Cash and Cash Equivalents and Corporate Treasury Investments(1) of $1.1 billion.

•	On-balance sheet investments attributable to unitholders of $517 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.2 billion. These performance fees are comprised of $2.8 billion of gross accrued performance fees, less $0.2 billion in accrued giveback obligation and $1.4 billion in accrued performance fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion.

During Q3 2016, Carlyle repurchased and retired approximately 1.1 million units for an aggregate purchase price of $17 million. Cumulatively through September 30, 2016, Carlyle has repurchased and retired 3.3 million units for an aggregate purchase price of $54 million as part of its previously announced $200 million unit repurchase program, with the majority of repurchases done via open market transactions. The program remains in place and active.

(1) Corporate Treasury investments represent investments in U.S. Treasury and government agency obligations, commercial paper, certificates of deposit, other investment grade securities and other investments with original maturities of greater than three months when purchased.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, October 26, 2016, to announce its third quarter 2016 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $169 billion of assets under management across 125 funds and 177 fund of funds vehicles as of September 30, 2016. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,625 people in 35 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com

Page | 13

Media
Elizabeth Gill
Phone: 202-729-5385
elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 14

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$278.3	$255.1	$830.1	$817.1
Performance fees
Realized	329.2	383.4	1,251.0	905.1
Unrealized	(575.8)	(168.7)	(629.7)	(334.3)
Total performance fees	(246.6)	214.7	621.3	570.8
Investment income (loss)
Realized	12.5	40.7	24.2	92.2
Unrealized	(22.0)	29.8	(17.7)	34.0
Total investment income (loss)	(9.5)	70.5	6.5	126.2
Interest and other income	5.0	5.3	15.9	15.0
Interest and other income of Consolidated Funds	259.4	43.0	742.7	107.8
Revenue of a consolidated real estate VIE	10.9	18.7	73.9	61.5
Total revenues	297.5	607.3	2,290.4	1,698.4

Expenses
Compensation and benefits
Base compensation	163.5	154.3	472.2	470.5
Equity-based compensation	86.8	81.4	291.0	265.8
Performance fee related
Realized	155.2	189.0	561.7	423.0
Unrealized	(228.1)	(78.1)	(146.2)	(146.1)
Total compensation and benefits	177.4	346.6	1,178.7	1,013.2
General, administrative and other expenses	289.6	188.9	539.2	362.6
Interest	14.5	15.6	43.6	46.3
Interest and other expenses of Consolidated Funds	296.9	32.3	791.7	87.3
Interest and other expenses of a consolidated real estate VIE	26.8	82.1	124.4	157.9
Other non-operating (income) expense	(9.9)	(3.7)	(11.7)	0.8
Total expenses	795.3	661.8	2,665.9	1,668.1

Other income (loss)
Net investment gains (losses) of Consolidated Funds	(31.3)	4.8	935.8	3.1

Income (loss) before provision for income taxes	(529.1)	(49.7)	560.3	33.4
Provision (benefit) for income taxes	(4.1)	1.0	12.4	32.7
Net income (loss)	(525.0)	(50.7)	547.9	0.7
Net income (loss) attributable to non-controlling interests in consolidated entities	(152.4)	(29.1)	657.5	(29.8)
Net income (loss) attributable to Carlyle Holdings	(372.6)	(21.6)	(109.6)	30.5
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	(288.7)	(22.4)	(95.8)	15.2
Net income (loss) attributable to The Carlyle Group L.P.	$(83.9)	$0.8	$(13.8)	$15.3

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic (1)	$(1.05)	$0.01	$(0.19)	$0.19
Diluted (1) (2)	$(1.11)	$(0.02)	$(0.28)	$0.08

Weighted-average common units
Basic	78,849,332	83,602,503	72,812,892	82,062,633
Diluted	301,558,908	312,534,968	299,143,320	306,981,103

(1) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $(0.8) million that was allocable to participating securities under the two-class method for the three months ended September 30, 2015 and $(0.2) million for the nine months ended September 30, 2015.
(2) Excluded from net income (loss) attributable to The Carlyle Group L.P. was approximately $1.4 million that was allocable to participating securities under the two-class method for the nine months ended September 30, 2015.
Included in net income (loss) attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net income (loss) from the assumed exchange of Carlyle Holdings partnership units of $(250.9) million and $(5.7) million for the three months ended September 30, 2015 and 2016, respectively, and $(67.8) million and $8.1 million for the nine months ended September 30, 2015 and 2016, respectively.

Page | 15

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Sep 30, 2015	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$311.9	$279.7	$260.4	$1,224.2	$1,098.6
Portfolio advisory fees, net	3.0	5.8	3.8	20.8	15.9
Transaction fees, net	1.0	2.6	1.4	6.8	30.0
Total fee revenues	315.9	288.1	265.6	1,251.8	1,144.5
Performance fees
Realized	333.1	406.3	380.9	1,740.0	1,102.2
Unrealized	(554.2)	(196.0)	(125.9)	(697.7)	(291.7)
Total performance fees	(221.1)	210.3	255.0	1,042.3	810.5
Investment income (loss)
Realized	9.2	9.3	11.1	(86.9)	29.8
Unrealized	(15.5)	19.6	2.2	61.6	6.9
Total investment income (loss)	(6.3)	28.9	13.3	(25.3)	36.7
Interest income	0.1	2.5	2.5	2.0	11.4
Other income	4.9	2.7	3.1	19.5	10.9
Total revenues	93.5	532.5	539.5	2,290.3	2,014.0

Segment Expenses
Compensation and benefits
Direct base compensation	121.7	108.5	107.1	459.4	453.5
Indirect base compensation	42.8	38.4	36.9	182.0	153.4
Equity-based compensation	30.8	30.9	32.9	114.1	125.7
Performance fee related
Realized	155.9	173.0	194.6	788.1	512.3
Unrealized	(228.4)	(78.1)	(81.9)	(166.6)	(144.1)
Total compensation and benefits	122.8	272.7	289.6	1,377.0	1,100.8
General, administrative, and other indirect expenses	78.1	78.7	173.6	326.1	450.7
Depreciation and amortization expense	6.6	7.3	7.2	24.8	28.6
Interest expense	14.4	15.5	15.6	58.0	60.9
Total expenses	221.9	374.2	486.0	1,785.9	1,641.0

Economic Net Income (Loss)	$(128.4)	$158.3	$53.5	$504.4	$373.0
(-) Net Performance Fees	(148.6)	115.4	142.3	420.8	442.3
(-) Investment Income (Loss)	(6.3)	28.9	13.3	(25.3)	36.7
(+) Equity-based compensation	30.8	30.9	32.9	114.1	125.7
(+) Reserve for Litigation and Contingencies	—	—	100.0	—	150.0
(=) Fee Related Earnings	$57.3	$44.9	$30.8	$223.0	$169.7
(+) Realized Net Performance Fees	177.2	233.3	186.3	951.9	589.9
(+) Realized Investment Income (Loss)	9.2	9.3	11.1	(86.9)	29.8
(=) Distributable Earnings	$243.7	$287.5	$228.2	$1,088.0	$789.4

Page | 16

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Sep 30, 2016 vs.
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016
	(Dollars in millions)
Economic Net Income (Loss), Total Segments
Revenues
Segment fee revenues
Fund management fees	$311.9	$278.6	$279.9	$279.7	$260.4	$(51.5)	$(19.3)
Portfolio advisory fees, net	3.0	3.1	3.2	5.8	3.8	0.8	(2.0)
Transaction fees, net	1.0	5.7	20.3	2.6	1.4	0.4	(1.2)
Total fee revenues	315.9	287.4	303.4	288.1	265.6	(50.3)	(22.5)
Performance fees
Realized	333.1	183.0	132.0	406.3	380.9	47.8	(25.4)
Unrealized	(554.2)	14.2	16.0	(196.0)	(125.9)	428.3	70.1
Total performance fees	(221.1)	197.2	148.0	210.3	255.0	476.1	44.7
Investment income (loss)
Realized	9.2	1.9	7.5	9.3	11.1	1.9	1.8
Unrealized	(15.5)	(1.0)	(13.9)	19.6	2.2	17.7	(17.4)
Total investment income (loss)	(6.3)	0.9	(6.4)	28.9	13.3	19.6	(15.6)
Interest income	0.1	3.4	3.0	2.5	2.5	2.4	—
Other income	4.9	2.0	3.1	2.7	3.1	(1.8)	0.4
Total revenues	93.5	490.9	451.1	532.5	539.5	446.0	7.0

Expenses
Compensation and benefits
Direct base compensation	121.7	116.1	121.8	108.5	107.1	(14.6)	(1.4)
Indirect base compensation	42.8	38.3	39.8	38.4	36.9	(5.9)	(1.5)
Equity-based compensation	30.8	30.5	31.4	30.9	32.9	2.1	2.0
Performance fee related
Realized	155.9	82.8	61.9	173.0	194.6	38.7	21.6
Unrealized	(228.4)	5.1	10.8	(78.1)	(81.9)	146.5	(3.8)
Total compensation and benefits	122.8	272.8	265.7	272.7	289.6	166.8	16.9
General, administrative, and other indirect expenses	78.1	124.0	74.4	78.7	173.6	95.5	94.9
Depreciation and amortization expense	6.6	6.8	7.3	7.3	7.2	0.6	(0.1)
Interest expense	14.4	14.6	15.2	15.5	15.6	1.2	0.1
Total expenses	221.9	418.2	362.6	374.2	486.0	264.1	111.8

Economic Net Income (Loss)	$(128.4)	$72.7	$88.5	$158.3	$53.5	$181.9	$(104.8)
(-) Net Performance Fees	(148.6)	109.3	75.3	115.4	142.3	290.9	26.9
(-) Investment Income (Loss)	(6.3)	0.9	(6.4)	28.9	13.3	19.6	(15.6)
(+) Equity-based compensation	30.8	30.5	31.4	30.9	32.9	2.1	2.0
(+) Reserve for Litigation and Contingencies	—	50.0	—	—	100.0	100.0	100.0
(=) Fee Related Earnings	$57.3	$43.0	$51.0	$44.9	$30.8	$(26.5)	$(14.1)
(+) Realized Net Performance Fees	177.2	100.2	70.1	233.3	186.3	9.1	(47.0)
(+) Realized Investment Income (Loss)	9.2	1.9	7.5	9.3	11.1	1.9	1.8
(=) Distributable Earnings	$243.7	$145.1	$128.6	$287.5	$228.2	$(15.5)	$(59.3)

Page | 17

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2016 vs.
Corporate Private Equity	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$152.5	$133.9	$127.2	$126.8	$122.9	$(29.6)	$(3.9)
Portfolio advisory fees, net	2.8	3.0	3.1	5.2	2.9	0.1	(2.3)
Transaction fees, net	0.9	4.0	20.3	2.6	1.4	0.5	(1.2)
Total fee revenues	156.2	140.9	150.6	134.6	127.2	(29.0)	(7.4)
Performance fees
Realized	258.6	108.4	126.2	337.9	311.1	52.5	(26.8)
Unrealized	(513.9)	59.9	(93.1)	(278.9)	(124.2)	389.7	154.7
Total performance fees	(255.3)	168.3	33.1	59.0	186.9	442.2	127.9
Investment income (Loss)
Realized	11.0	1.3	4.5	18.0	24.1	13.1	6.1
Unrealized	(12.7)	(0.6)	(6.1)	3.0	(9.6)	3.1	(12.6)
Total investment income (Loss)	(1.7)	0.7	(1.6)	21.0	14.5	16.2	(6.5)
Interest income	0.4	0.6	0.9	0.9	0.9	0.5	—
Other income	2.7	1.7	1.5	1.2	1.3	(1.4)	0.1
Total revenues	(97.7)	312.2	184.5	216.7	330.8	428.5	114.1

Expenses
Compensation and benefits
Direct base compensation	59.1	54.9	59.8	53.3	52.7	(6.4)	(0.6)
Indirect base compensation	23.3	20.4	19.6	18.2	17.8	(5.5)	(0.4)
Equity-based compensation	17.0	15.5	17.8	18.4	19.8	2.8	1.4
Performance fee related
Realized	120.6	46.1	58.6	143.3	143.5	22.9	0.2
Unrealized	(235.0)	35.1	(44.7)	(117.4)	(57.8)	177.2	59.6
Total compensation and benefits	(15.0)	172.0	111.1	115.8	176.0	191.0	60.2
General, administrative, and other indirect expenses	36.4	66.5	30.9	32.0	81.4	45.0	49.4
Depreciation and amortization expense	3.3	3.5	3.4	3.4	3.4	0.1	—
Interest expense	7.8	7.7	6.9	7.3	7.0	(0.8)	(0.3)
Total expenses	32.5	249.7	152.3	158.5	267.8	235.3	109.3

Economic Net Income (Loss)	$(130.2)	$62.5	$32.2	$58.2	$63.0	$193.2	$4.8
(-) Net Performance Fees	(140.9)	87.1	19.2	33.1	101.2	242.1	68.1
(-) Investment Income (Loss)	(1.7)	0.7	(1.6)	21.0	14.5	16.2	(6.5)
(+) Equity-based compensation	17.0	15.5	17.8	18.4	19.8	2.8	1.4
(+) Reserve for Litigation and Contingencies	—	26.8	—	—	49.8	49.8	49.8
(=) Fee Related Earnings	$29.4	$17.0	$32.4	$22.5	$16.9	$(12.5)	$(5.6)
(+) Realized Net Performance Fees	138.0	62.3	67.6	194.6	167.6	29.6	(27.0)
(+) Realized Investment Income	11.0	1.3	4.5	18.0	24.1	13.1	6.1
(=) Distributable Earnings	$178.4	$80.6	$104.5	$235.1	$208.6	$30.2	$(26.5)

Page | 18

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2016 vs.
Global Market Strategies	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$52.3	$48.1	$51.1	$52.2	$44.1	$(8.2)	$(8.1)
Portfolio advisory fees, net	0.1	0.1	0.1	0.5	0.1	—	(0.4)
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	52.4	48.2	51.2	52.7	44.2	(8.2)	(8.5)
Performance fees
Realized	11.8	13.0	1.8	5.4	14.3	2.5	8.9
Unrealized	(62.4)	(23.0)	(0.3)	1.8	3.1	65.5	1.3
Total performance fees	(50.6)	(10.0)	1.5	7.2	17.4	68.0	10.2
Investment income (loss)
Realized	3.1	(0.5)	0.8	0.8	1.1	(2.0)	0.3
Unrealized	(5.0)	(5.0)	(2.1)	9.9	7.1	12.1	(2.8)
Total investment income (loss)	(1.9)	(5.5)	(1.3)	10.7	8.2	10.1	(2.5)
Interest income	(0.4)	2.6	1.5	1.1	1.1	1.5	—
Other income	1.1	0.2	1.1	1.2	1.2	0.1	—
Total revenues	0.6	35.5	54.0	72.9	72.1	71.5	(0.8)

Expenses
Compensation and benefits
Direct base compensation	22.4	25.9	23.2	22.2	20.9	(1.5)	(1.3)
Indirect base compensation	6.9	6.2	8.2	7.0	7.5	0.6	0.5
Equity-based compensation	5.0	4.5	5.0	4.4	4.4	(0.6)	—
Performance fee related
Realized	5.4	4.8	0.8	0.7	6.6	1.2	5.9
Unrealized	(28.6)	(9.1)	(1.1)	2.0	1.3	29.9	(0.7)
Total compensation and benefits	11.1	32.3	36.1	36.3	40.7	29.6	4.4
General, administrative, and other indirect expenses	14.0	20.7	19.2	20.2	37.7	23.7	17.5
Depreciation and amortization expense	1.3	1.3	1.5	1.6	1.5	0.2	(0.1)
Interest expense	2.6	2.7	2.7	2.8	3.0	0.4	0.2
Total expenses	29.0	57.0	59.5	60.9	82.9	53.9	22.0

Economic Net Income (Loss)	$(28.4)	$(21.5)	$(5.5)	$12.0	$(10.8)	$17.6	$(22.8)
(-) Net Performance Fees	(27.4)	(5.7)	1.8	4.5	9.5	36.9	5.0
(-) Investment Income (Loss)	(1.9)	(5.5)	(1.3)	10.7	8.2	10.1	(2.5)
(+) Equity-based compensation	5.0	4.5	5.0	4.4	4.4	(0.6)	—
(+) Reserve for Litigation and Contingencies	—	9.0	—	—	19.0	19.0	19.0
(=) Fee Related Earnings (Loss)	$5.9	$3.2	$(1.0)	$1.2	$(5.1)	$(11.0)	$(6.3)
(+) Realized Net Performance Fees	6.4	8.2	1.0	4.7	7.7	1.3	3.0
(+) Realized Investment Income (Loss)	3.1	(0.5)	0.8	0.8	1.1	(2.0)	0.3
(=) Distributable Earnings	$15.4	$10.9	$0.8	$6.7	$3.7	$(11.7)	$(3.0)

Page | 19

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2016 vs.
Real Assets	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$69.3	$58.8	$65.2	$66.5	$60.3	$(9.0)	$(6.2)
Portfolio advisory fees, net	0.1	—	—	0.1	—	(0.1)	(0.1)
Transaction fees, net	0.1	1.7	—	—	—	(0.1)	—
Total fee revenues	69.5	60.5	65.2	66.6	60.3	(9.2)	(6.3)
Performance fees
Realized	57.7	50.7	1.8	58.8	19.2	(38.5)	(39.6)
Unrealized	(9.3)	(4.2)	97.7	66.1	2.0	11.3	(64.1)
Total performance fees	48.4	46.5	99.5	124.9	21.2	(27.2)	(103.7)
Investment income (loss)
Realized	(4.9)	1.1	2.2	(9.5)	(14.1)	(9.2)	(4.6)
Unrealized	2.1	4.7	(4.7)	6.7	4.5	2.4	(2.2)
Total investment income (loss)	(2.8)	5.8	(2.5)	(2.8)	(9.6)	(6.8)	(6.8)
Interest income	0.1	0.1	0.5	0.4	0.4	0.3	—
Other income	0.8	0.2	0.4	0.2	0.4	(0.4)	0.2
Total revenues	116.0	113.1	163.1	189.3	72.7	(43.3)	(116.6)

Expenses
Compensation and benefits
Direct base compensation	20.4	13.6	20.2	18.0	17.2	(3.2)	(0.8)
Indirect base compensation	9.7	8.5	9.2	10.1	8.9	(0.8)	(1.2)
Equity-based compensation	6.2	5.4	6.2	7.0	7.1	0.9	0.1
Performance fee related
Realized	25.5	22.5	0.8	25.3	8.7	(16.8)	(16.6)
Unrealized	7.2	(2.1)	44.8	26.1	(15.7)	(22.9)	(41.8)
Total compensation and benefits	69.0	47.9	81.2	86.5	26.2	(42.8)	(60.3)
General, administrative, and other indirect expenses	17.0	22.2	14.9	18.6	37.2	20.2	18.6
Depreciation and amortization expense	1.2	1.2	1.5	1.5	1.4	0.2	(0.1)
Interest expense	2.6	2.7	4.0	4.0	4.1	1.5	0.1
Total expenses	89.8	74.0	101.6	110.6	68.9	(20.9)	(41.7)

Economic Net Income	$26.2	$39.1	$61.5	$78.7	$3.8	$(22.4)	$(74.9)
(-) Net Performance Fees	15.7	26.1	53.9	73.5	28.2	12.5	(45.3)
(-) Investment Income (Loss)	(2.8)	5.8	(2.5)	(2.8)	(9.6)	(6.8)	(6.8)
(+) Equity-based compensation	6.2	5.4	6.2	7.0	7.1	0.9	0.1
(+) Reserve for Litigation and Contingencies	—	9.2	—	—	21.6	21.6	21.6
(=) Fee Related Earnings	$19.5	$21.8	$16.3	$15.0	$13.9	$(5.6)	$(1.1)
(+) Realized Net Performance Fees	32.2	28.2	1.0	33.5	10.5	(21.7)	(23.0)
(+) Realized Investment Income (Loss)	(4.9)	1.1	2.2	(9.5)	(14.1)	(9.2)	(4.6)
(=) Distributable Earnings (Loss)	$46.8	$51.1	$19.5	$39.0	$10.3	$(36.5)	$(28.7)

Page | 20

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Sep 30, 2016 vs.
Investment Solutions	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2015	Jun 30, 2016
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$37.8	$37.8	$36.4	$34.2	$33.1	$(4.7)	$(1.1)
Portfolio advisory fees, net	—	—	—	—	0.8	0.8	0.8
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	37.8	37.8	36.4	34.2	33.9	(3.9)	(0.3)
Performance fees
Realized	5.0	10.9	2.2	4.2	36.3	31.3	32.1
Unrealized	31.4	(18.5)	11.7	15.0	(6.8)	(38.2)	(21.8)
Total performance fees	36.4	(7.6)	13.9	19.2	29.5	(6.9)	10.3
Investment income (loss)
Realized	—	—	—	—	—	—	—
Unrealized	0.1	(0.1)	(1.0)	—	0.2	0.1	0.2
Total investment income (loss)	0.1	(0.1)	(1.0)	—	0.2	0.1	0.2
Interest income	—	0.1	0.1	0.1	0.1	0.1	—
Other income	0.3	(0.1)	0.1	0.1	0.2	(0.1)	0.1
Total revenues	74.6	30.1	49.5	53.6	63.9	(10.7)	10.3

Expenses
Compensation and benefits
Direct base compensation	19.8	21.7	18.6	15.0	16.3	(3.5)	1.3
Indirect base compensation	2.9	3.2	2.8	3.1	2.7	(0.2)	(0.4)
Equity-based compensation	2.6	5.1	2.4	1.1	1.6	(1.0)	0.5
Performance fee related
Realized	4.4	9.4	1.7	3.7	35.8	31.4	32.1
Unrealized	28.0	(18.8)	11.8	11.2	(9.7)	(37.7)	(20.9)
Total compensation and benefits	57.7	20.6	37.3	34.1	46.7	(11.0)	12.6
General, administrative, and other indirect expenses	10.7	14.6	9.4	7.9	17.3	6.6	9.4
Depreciation and amortization expense	0.8	0.8	0.9	0.8	0.9	0.1	0.1
Interest expense	1.4	1.5	1.6	1.4	1.5	0.1	0.1
Total expenses	70.6	37.5	49.2	44.2	66.4	(4.2)	22.2

Economic Net Income (Loss)	$4.0	$(7.4)	$0.3	$9.4	$(2.5)	$(6.5)	$(11.9)
(-) Net Performance Fees	4.0	1.8	0.4	4.3	3.4	(0.6)	(0.9)
(-) Investment Income (Loss)	0.1	(0.1)	(1.0)	—	0.2	0.1	0.2
(+) Equity-based compensation	2.6	5.1	2.4	1.1	1.6	(1.0)	0.5
(+) Reserve for Litigation and Contingencies	—	5.0	—	—	9.6	9.6	9.6
(=) Fee Related Earnings (Loss)	$2.5	$1.0	$3.3	$6.2	$5.1	$2.6	$(1.1)
(+) Realized Net Performance Fees	0.6	1.5	0.5	0.5	0.5	(0.1)	—
(+) Realized Investment Income	—	—	—	—	—	—	—
(=) Distributable Earnings	$3.1	$2.5	$3.8	$6.7	$5.6	$2.5	$(1.1)

Page | 21

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Investment Solutions (9)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of June 30, 2016	$20,580	$37,042	$57,622	$5,274	$29,430	$34,704	$14,466	$23,065	$37,531	$14,760	$30,969	$45,729	$55,080	$120,506	$175,586
Commitments (1)	(2)	—	(2)	943	—	943	(380)	—	(380)	456	—	456	1,017	—	1,017
Capital Called, net (2)	(593)	484	(109)	(115)	134	19	(1,034)	919	(115)	(1,174)	1,099	(75)	(2,916)	2,636	(280)
Distributions (3)	632	(4,573)	(3,941)	32	(224)	(192)	331	(2,708)	(2,377)	102	(2,334)	(2,232)	1,097	(9,839)	(8,742)
Subscriptions, net of Redemptions (4)	—	—	—	—	(388)	(388)	—	—	—	—	(582)	(582)	—	(970)	(970)
Changes in CLO collateral balances (5)	—	—	—	—	(962)	(962)	—	—	—	—	—	—	—	(962)	(962)
Market Appreciation/(Depreciation) (6)	—	853	853	—	(217)	(217)	—	1,032	1,032	—	930	930	—	2,598	2,598
Foreign Exchange and other (7)	66	81	147	—	237	237	2	23	25	89	393	482	157	734	891
Balance, As of September 30, 2016	$20,683	$33,887	$54,570	$6,134	$28,010	$34,144	$13,385	$22,331	$35,716	$14,233	$30,475	$44,708	$54,435	$114,703	$169,138

Balance, As of September 30, 2015	$27,485	$35,570	$63,055	$3,921	$31,610	$35,531	$16,741	$23,460	$40,201	$15,072	$33,874	$48,946	$63,219	$124,514	$187,733
Commitments (1)	(133)	—	(133)	2,647	—	2,647	292	—	292	3,103	—	3,103	5,909	—	5,909
Capital Called, net (2)	(7,920)	7,397	(523)	(607)	845	238	(4,323)	3,995	(328)	(4,388)	4,075	(313)	(17,238)	16,312	(926)
Distributions (3)	1,091	(13,146)	(12,055)	150	(451)	(301)	676	(6,745)	(6,069)	405	(8,704)	(8,299)	2,322	(29,046)	(26,724)
Subscriptions, net of Redemptions (4)	—	—	—	—	(3,263)	(3,263)	—	—	—	—	(1,863)	(1,863)	—	(5,126)	(5,126)
Changes in CLO collateral balances (5)	—	—	—	—	161	161	—	—	—	—	—	—	—	161	161
Market Appreciation/(Depreciation) (6)	—	3,762	3,762	—	(1,237)	(1,237)	—	1,574	1,574	—	3,000	3,000	—	7,099	7,099
Foreign Exchange and other (7)	160	304	464	23	345	368	(1)	47	46	41	93	134	223	789	1,012
Balance, As of September 30, 2016	$20,683	$33,887	$54,570	$6,134	$28,010	$34,144	$13,385	$22,331	$35,716	$14,233	$30,475	$44,708	$54,435	$114,703	$169,138
(1) Represents capital raised by our carry funds, NGP management fee funds and fund of funds vehicles, net of expired available capital.
(2) Represents capital called by our carry funds, NGP management fee funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(3) Represents distributions from our carry funds, NGP management fee funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles. AUM include $5.4 billion of hedge fund/DGAM assets.  This does not include approximately $1.0 billion that will be redeemed in future periods, $0.2 billion of DGAM assets in wind down, and $3.6 billion of ESG assets that will be removed from AUM upon transfer of ownership to the ESG management team in Q4.
(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Appreciation for the third quarter of 2016 was driven by 3% appreciation in the public portfolio ($0.3 billion) and 4% appreciation ($1.4 billion) in the private portfolio of our carry funds, in addition to $0.9 billion of appreciation in our fund of funds vehicles. Appreciation for the twelve months ended September 30, 2016 was primarily driven by appreciation in the private portfolio of our carry funds of $3.1 billion (9%) and appreciation in the public portfolio of our carry funds of $2.3 billion (16%). Remaining market appreciation was driven by appreciation of $3.0 billion in our fund of funds vehicles, partially offset by depreciation in our hedge funds and NGP management fee funds.
(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Ending balance is comprised of approximately $19.0 billion from our structured credit/other structured product funds, $5.2 billion in our hedge funds, $8.2 billion (including $6.1 billion of Available Capital) in our carry funds, and $1.8 billion from our business development companies.
(9) The fair market values for our Investment Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2016) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2016.

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Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended September 30, 2016
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$38,938	$28,732	$30,422	$27,227	$125,319
Inflows, including Fee-paying Commitments (1)	9	810	186	2,433	3,438
Outflows, including Distributions (2)	(935)	(45)	(1,589)	(1,093)	(3,662)
Subscriptions, net of Redemptions (3)	—	(373)	—	(582)	(955)
Changes in CLO collateral balances (4)	—	(267)	—	—	(267)
Market Appreciation/(Depreciation) (5)	(339)	(169)	6	(208)	(710)
Foreign Exchange and other (6)	112	279	(120)	318	589
Balance, End of Period	$37,785	$28,967	$28,905	$28,095	$123,752

	For the Twelve Months Ended September 30, 2016
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,651	$29,505	$28,522	$29,377	$128,055
Inflows, including Fee-paying Commitments (1)	3,449	3,665	6,295	6,203	19,612
Outflows, including Distributions (2)	(5,995)	(1,147)	(5,854)	(5,249)	(18,245)
Subscriptions, net of Redemptions (3)	—	(3,162)	—	(1,801)	(4,963)
Changes in CLO collateral balances (4)	—	234	—	—	234
Market Appreciation/(Depreciation) (5)	(605)	(619)	45	(567)	(1,746)
Foreign Exchange and other (6)	285	491	(103)	132	805
Balance, End of Period	$37,785	$28,967	$28,905	$28,095	$123,752

(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, and fund of funds vehicles outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $5.3 billion for which fees have not yet commenced.
(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, and fund of funds vehicles, changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(3) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(4) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(5) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value and net asset value.
(6) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of September 30, 2016, the Legacy Energy Funds had, in the aggregate, approximately $6.3 billion in AUM and $5.8 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of September 30, 2016, the NGP management fee funds and carry funds had, in the aggregate, approximately $11.3 billion in AUM and $10.4 billion in Fee-earning AUM.

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Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2016					As of September 30, 2016
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,055.0	2.4x	16%	13%	$7,612.6	$18,055.0	2.4x	16%
CP V	5/2007	$13,719.7	$13,001.4	$25,264.6	1.9x	17%	13%	$8,190.5	$21,373.9	2.6x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.7	€3,952.8	1.9x	36%	20%	€1,606.7	€3,709.3	2.3x	49%
CEP III	12/2006	€5,294.9	€5,072.8	€10,930.9	2.2x	19%	14%	€3,413.0	€8,718.3	2.6x	22%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,628.2	$2,884.6	1.8x	11%	8%	$1,242.8	$2,618.4	2.1x	14%
CAP III	5/2008	$2,551.6	$2,527.3	$4,731.3	1.9x	19%	13%	$1,709.9	$2,909.7	1.7x	16%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥192,634.5	1.4x	6%	2%	¥64,306.1	¥106,038.7	1.6x	10%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,194.0	2.0x	19%	13%	$555.4	$1,237.7	2.2x	25%
CEOF I	5/2011	$1,119.1	$1,130.3	$1,461.6	1.3x	14%	9%	$221.0	$585.8	2.7x	47%
CETP II	2/2007	€521.6	€436.4	€1,072.0	2.5x	26%	17%	€216.9	€889.5	4.1x	36%
CAGP IV	6/2008	$1,041.4	$949.4	$1,398.2	1.5x	12%	7%	$303.1	$603.3	2.0x	20%
All Other Funds (9)	Various		$3,867.6	$6,276.5	1.6x	17%	7%	$3,191.2	$5,593.7	1.8x	19%
Coinvestments and Other (10)	Various		$9,586.0	$22,553.0	2.4x	36%	33%	$6,145.2	$18,348.2	3.0x	36%
Total Fully Invested Funds			$58,857.6	$125,129.6	2.1x	26%	19%	$43,274.9	$107,820.1	2.5x	28%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$6,206.4	$7,932.1	1.3x	NM	NM
CEP IV (12)	8/2013	€3,669.5	€1,575.3	€1,576.8	1.0x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$1,796.8	$2,167.5	1.2x	NM	NM
CGFSP II	4/2013	$1,000.0	$708.2	$774.5	1.1x	10%	0%
CJP III (12)	8/2013	¥119,505.1	¥50,196.5	¥68,729.1	1.4x	NM	NM
CEOF II (12)	3/2015	$2,400.0	$429.2	$453.7	1.1x	NM	NM
All Other Funds (11)	Various		$2,240.8	$2,305.6	1.0x	NM	NM
Total Funds in the Investment Period			$13,644.8	$16,081.2	1.2x	12%	3%	$789.0	$2,204.1	2.8x	57%
TOTAL CORPORATE PRIVATE EQUITY (13)			$72,502.4	$141,210.8	1.9x	26%	18%	$44,063.9	$110,024.2	2.5x	28%

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Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2016					As of September 30, 2016
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,674.4	3.2x	44%	30%	$522.5	$1,674.4	3.2x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,785.6	1.5x	7%	4%	$885.0	$1,507.1	1.7x	11%
CRP V	11/2006	$3,000.0	$3,293.5	$5,311.1	1.6x	12%	9%	$2,899.0	$4,762.9	1.6x	14%
CRP VI	9/2010	$2,340.0	$2,084.6	$3,840.3	1.8x	32%	22%	$1,256.5	$2,545.0	2.0x	35%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100)%	(100)%	€777.8	€141.0	0.2x	(100)%
CEREP III	5/2007	€2,229.5	€2,013.2	€2,260.4	1.1x	3%	(1)%	€1,217.6	€1,568.2	1.3x	6%
CIP	9/2006	$1,143.7	$1,069.8	$1,282.7	1.2x	4%	1%	$650.2	$894.0	1.4x	6%
NGP X	1/2012	$3,586.0	$3,105.9	$3,795.7	1.2x	9%	6%	$755.6	$1,650.8	2.2x	45%
Energy II	7/2002	$1,100.0	$1,334.8	$3,152.3	2.4x	81%	55%	$1,192.7	$3,142.9	2.6x	87%
Energy III	10/2005	$3,800.0	$3,569.7	$5,340.2	1.5x	9%	7%	$2,676.1	$4,832.5	1.8x	15%
Energy IV	12/2007	$5,979.1	$6,190.9	$7,455.1	1.2x	7%	4%	$2,615.7	$4,673.0	1.8x	27%
Renew II	3/2008	$3,417.5	$2,849.4	$4,106.6	1.4x	10%	6%	$1,414.4	$2,210.0	1.6x	14%
All Other Funds (14)	Various		$2,939.5	$3,269.2	1.1x	4%	(1)%	$2,545.7	$2,859.6	1.1x	5%
Coinvestments and Other (10)	Various		$5,479.4	$8,849.5	1.6x	16%	12%	$3,670.3	$6,745.0	1.8x	20%
Total Fully Invested Funds			$37,415.4	$53,328.7	1.4x	12%	7%	$23,904.2	$40,200.5	1.7x	18%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$4,161.6	$1,917.0	$2,358.0	1.2x	NM	NM
CIEP I (12)	9/2013	$2,500.0	$458.1	$608.8	1.3x	NM	NM
NGP XI (12)	6/2014	$5,325.0	$1,798.4	$2,292.3	1.3x	NM	NM
CPP II (12)	6/2014	$1,526.9	$501.0	$504.2	1.0x	NM	NM
All Other Funds (15)	Various		$498.5	$542.6	1.1x	NM	NM
Total Funds in the Investment Period			$5,173.0	$6,305.9	1.2x	31%	16%	$227.4	$477.2	2.1x	n/a
TOTAL Real Assets (13)			$42,588.4	$59,634.6	1.4x	12%	7%	$24,131.6	$40,677.7	1.7x	18%

			TOTAL INVESTMENTS
			As of September 30, 2016			Inception to September 30, 2016
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,447.2	1.8x	17%	11%
CSP III	8/2011	$702.8	$670.2	$1,039.9	1.6x	34%	22%
CEMOF I	12/2010	$1,382.5	$1,239.1	$1,086.5	0.9x	(6)%	(13)%
CEMOF II (24)	2/2015	$2,773.0	$232.1	$243.5	1.0x	NM	NM

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of September 30, 2016
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,346.1	€7,125.6	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€4,922.6	€7,697.5	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,920.9	€19,841.7	1.5x	10%	9%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,636.5	€6,556.5	1.4x	15%	14%
Main Fund V - Fund Investments	2012	€5,080.0	€2,702.5	€3,023.6	1.1x	8%	7%
Main Fund I - Secondary Investments	2002	€519.4	€488.4	€924.3	1.9x	58%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,029.0	€1,871.5	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,374.1	€3,505.0	1.5x	10%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,949.9	€3,163.2	1.6x	19%	18%
Main Fund II - Co-Investments	2003	€1,090.0	€920.6	€2,541.1	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,856.5	€3,852.1	1.3x	5%	4%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,380.1	€3,320.7	2.4x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,053.9	€2,148.6	2.0x	36%	33%
Main Fund II - Mezzanine Investments	2004	€700.0	€774.2	€1,053.5	1.4x	7%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€2,001.6	€2,644.8	1.3x	10%	9%
All Other Funds (21)	Various		€1,931.7	€2,654.3	1.4x	15%	11%
Total Fully Committed Funds			€46,288.6	€71,924.0	1.6x	12%	12%
Funds in the Commitment Period (18)
Main Fund VI - Fund Investments (22)	2015	€1,106.4	€113.3	€98.8	0.9x	NM	NM
Main Fund V - Secondary Investments	2011	€4,272.8	€3,498.4	€4,745.1	1.4x	22%	20%
Main Fund VI - Co-Investments	2014	€1,115.0	€732.7	€854.0	1.2x	18%	14%
All Other Funds (21)	Various		€425.5	€483.2	1.1x	14%	10%
Total Funds in the Commitment Period			€4,770.0	€6,181.1	1.3x	21%	18%
TOTAL INVESTMENT SOLUTIONS			€51,058.6	€78,105.0	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (23)			$57,324.1	$87,689.5	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, CBPF, and MENA.

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(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CGP (December 2014), CSABF (December 2009), CSSAF (April 2012) , CPF I (June 2012), CCI (December 2012), and CETP III (May 2014).
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, August 2013 for CEP IV, August 2013 for CJP III, March 2015 for CEOF II, September 2013 for CIEP I, March 2014 for CRP VII, June 2014 for NGP XI, and June 2014 for CPP II.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Renew I and Energy I.
(15) Aggregate includes NGP GAP and CPI. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP and May 2016 for CPI.
(16) The data presented herein that provides “inception to date” performance results for CSP II, CEMOF I, and CEMOF II related to the period following the formation of the funds in June 2007, December 2010, and February 2015, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005, and c) Metropolitan Real Estate fund of funds vehicles. As of September 30, 2016, these excluded investments represent $0.5 billion of AUM at AlpInvest and $1.8 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund VII - Fund Investments, Main Fund I - Co-Investments, Main Fund VII - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Returns are not considered meaningful as the commitment period commenced in 2015 for Main Fund VI - Fund Investments.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
(24) Returns are not considered meaningful, as the investment period commenced in November 2015 for CEMOF II.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of September 30, 2016
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$6,428.9	1.1x	1.3x	48%	X		100%	Jun-13	14	May-18
CP V	$5,801.2	1.6x	1.9x	95%	X	X	100%	Jun-07	38	May-13
CEP III	€2,156.7	1.4x	2.2x	96%	X	X	100%	Jul-07	37	Dec-12
CAP IV	$2,048.4	1.2x	1.2x	46%			100%	Jul-13	13	Nov-18
CAP III	$1,727.1	2.2x	1.9x	99%	X	X	100%	Jun-08	34	May-14
CEP IV	€1,221.7	0.9x	1.0x	43%			100%	Sep-14	9	Aug-19
CGFSP I	$1,189.7	1.6x	2.0x	98%	X	X	100%	Oct-08	32	Sep-14
CEOF I	$958.0	1.0x	1.3x	101%	X		80%	Sep-11	21	May-17
CAGP IV	$823.1	1.3x	1.5x	91%			100%	Aug-08	33	Jun-14
CJP III	¥76,691.5	1.4x	1.4x	42%	X		100%	Sep-13	13	Feb-20
CJP II	¥70,451.5	1.1x	1.4x	86%			80%	Oct-06	40	Jul-12
CGFSP II	$682.3	1.1x	1.1x	71%			100%	Jun-13	14	Dec-17
CEOF II	$500.0	1.0x	1.1x	18%			80%	Nov-15	4	Mar-21
CP IV	$373.3	3.4x	2.4x	97%	X	X	80%	Apr-05	46	Dec-10
CAP II	$341.5	1.0x	1.8x	90%		(X)	80%	Mar-06	43	Feb-12
CETP II	€175.4	0.9x	2.5x	84%	X	X	100%	Jan-08	35	Jul-13
CEP II	€110.8	0.3x	1.9x	113%	X	X	80%	Sep-03	53	Sep-08
All Other Funds (8)	$3,140.2	1.0x	2.1x		NM	NM
Coinvestment and Other (9)	$4,300.5	1.4x	2.4x		NM	NM
Total Corporate Private Equity (12)	$33,879.2	1.2x	1.9x

Real Assets
Energy IV	$2,526.8	0.6x	1.2x	104%	(X)		80%	Feb-08	35	Dec-13
NGP X	$2,468.1	1.1x	1.2x	87%			80%	Jan-12	19	May-17
CRP VII	$2,353.8	1.2x	1.2x	46%	X		80%	Jun-14	10	Mar-19
Renew II	$2,089.8	1.3x	1.4x	83%	(X)		80%	Mar-08	35	May-14
NGP XI	$1,852.5	1.2x	1.3x	34%	X		80%	Feb-15	7	Oct-19
CRP VI	$1,366.1	1.6x	1.8x	89%	X	X	50%	Mar-11	23	Mar-16
CRP V	$1,059.6	1.8x	1.6x	110%	X		50%	Nov-06	40	Nov-11
CEREP III	€637.1	0.9x	1.1x	90%			67%	Jun-07	38	May-11
CRP IV	$627.5	1.8x	1.5x	126%			50%	Jan-05	47	Dec-09
CIEP I	$578.7	1.3x	1.3x	18%			80%	Oct-13	12	Sep-19
CPP II	$509.6	1.0x	1.0x	33%			80%	Sep-14	9	Apr-21
Energy III	$465.3	0.3x	1.5x	94%	(X)		80%	Nov-05	44	Oct-11
CIP	$364.7	0.9x	1.2x	94%			80%	Oct-06	40	Sep-12
CRP III	$308.1	91.2x	3.2x	93%	X	X	50%	Mar-01	63	May-05
All Other Funds (10)	$471.5	0.7x	1.3x		NM	NM
Coinvestment and Other (9)	$2,362.5	1.1x	1.6x		NM	NM
Total Real Assets (12)	$20,119.9	1.0x	1.4x

Global Market Strategies
CSP III	$562.5	1.2x	1.6x	95%	X		80%	Dec-11	20	Aug-15
CEMOF I	$520.1	0.5x	0.9x	90%			100%	Dec-10	24	Dec-15
CEMOF II	$176.3	1.0x	1.0x	8%			100%	Dec-15	4	Feb-20
CSP II	$153.0	0.8x	1.8x	100%	X		80%	Dec-07	36	Jun-11
All Other Funds (11)	$228.8	0.8x	1.4x		NM	NM
Coinvestment and Other (9)	$378.8	0.7x	0.9x		NM	NM
Total Global Market Strategies	$2,019.5	0.8x	1.3x

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Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(clawback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CGP, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CPI, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CMP I, CMP II, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q3 2016 Value (1,2)
1	Focus Media	CAP III	$1,541,497,809
2	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	1,052,745,566
3	Enviva Partners, LP	RENEW II	895,111,548
4	Pattern Energy Group Holdings, L.P.	RENEW II	873,200,000
5	CommScope, Inc.	CP V, CEP III	593,677,967
6	Booz Allen Hamilton, Inc.	CP V, CMP II	505,425,548
7	USA Compression	ENERGY IV	467,000,000
8	Wesco Holdings, Inc.	CP IV, CMP I	313,324,370
9	Multi Packaging Solutions, Inc.	CEP III	304,959,867
10	Tsubaki Nakashima Co., Ltd.	CJP II	279,626,768
	Top 10 Positions		6,826,569,443
	Total Public Equity Portfolio (carry fund only)		9,461,837,896
	% of public portfolio in top 10 positions		72%

(1) Figures represent gross investment results, inclusive of Carlyle-sponsored coinvestments. May include portion of private business in value.
(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status.

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Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended September 30, 2015
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$93.5	$259.4	$(55.4)	(a)	$297.5
Expenses	$221.9	$355.5	$217.9	(b)	$795.3
Other income (loss)	$—	$(20.6)	$(10.7)	(c)	$(31.3)
Economic net income (loss)	$(128.4)	$(116.7)	$(284.0)	(d)	$(529.1)	(1)

	Three Months Ended December 31, 2015
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$490.9	$232.8	$(7.9)	(a)	$715.8
Expenses	$418.2	$299.3	$85.0	(b)	$802.5
Other income (loss)	$—	$(63.4)	$(8.0)	(c)	$(71.4)
Economic net income (loss)	$72.7	$(129.9)	$(100.9)	(d)	$(158.1)	(1)

	Three Months Ended March 31, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$451.1	$28.9	$3.1	(a)	$483.1
Expenses	$362.6	$29.7	$67.1	(b)	$459.4
Other income (loss)	$—	$(8.4)	$—	(c)	$(8.4)
Economic net income (loss)	$88.5	$(9.2)	$(64.0)	(d)	$15.3	(1)

	Three Months Ended June 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$532.5	$35.9	$39.6	(a)	$608.0
Expenses	$374.2	$35.0	$137.7	(b)	$546.9
Other income (loss)	$—	$6.7	$—	(c)	$6.7
Economic net income (loss)	$158.3	$7.6	$(98.1)	(d)	$67.8	(1)

	Three Months Ended September 30, 2016
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$539.5	$43.0	$24.8	(a)	$607.3
Expenses	$486.0	$41.2	$134.6	(b)	$661.8
Other income (loss)	$—	$4.8	$—	(c)	$4.8
Economic net income (loss)	$53.5	$6.6	$(109.8)	(d)	$(49.7)	(1)

(1) The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Economic Net Income (Loss).

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents fund management and performance fees earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, the inclusion of tax expenses associated with certain performance fees, and adjustments to reflect Carlyle’s ownership interests in Claren Road, ESG and Carlyle Commodity Management.

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of certain tax expenses associated with performance fee compensation, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investment in NGP management that are included in operating captions, adjustments to reflect Carlyle’s share of Urbplan’s net losses as a component of investment income, changes in the tax receivable agreement liability, charges and credits associated with Carlyle corporate actions and non-recurring items and adjustments to reflect Carlyle’s economic interests in Claren Road, ESG and Carlyle Commodity Management, as detailed below:

	Three Months Ended
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016
	(Dollars in millions)
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	$54.5	$57.7	$45.4	$79.3	$50.6
Acquisition related charges, including amortization of intangibles and impairment	209.6	40.9	17.7	21.6	27.7
Other non-operating expense (income)	(9.9)	4.3	3.8	0.7	(3.7)
Tax (expense) benefit associated with performance fee compensation	(5.1)	4.5	(3.3)	(10.8)	(2.0)
Non-Carlyle economic interests in acquired business	26.2	25.7	2.4	48.9	69.4
Severance and other adjustments	0.1	3.6	7.4	1.4	1.5
Elimination of expenses of Consolidated Funds	(57.5)	(51.7)	(6.3)	(3.4)	(8.9)
	$217.9	$85.0	$67.1	$137.7	$134.6

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended					Nine Months Ended	Twelve Months Ended
	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Sep 30, 2016	Sep 30, 2016
	(Dollars in millions)
Income (loss) before provision for income taxes	$(529.1)	$(158.1)	$15.3	$67.8	$(49.7)	$33.4	$(124.7)
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	54.5	57.7	45.4	79.3	50.6	175.3	233.0
Acquisition related charges, including amortization of intangibles and impairment	209.6	40.9	17.7	21.6	27.7	67.0	107.9
Other non-operating expense (income)	(9.9)	4.3	3.8	0.7	(3.7)	0.8	5.1
Tax (expense) benefit associated with performance fees	(5.1)	4.5	(3.3)	(10.8)	(2.0)	(16.1)	(11.6)
Net (income) loss attributable to non-controlling interests in consolidated entities	152.4	119.6	2.3	(1.6)	29.1	29.8	149.4
Severance and other adjustments	(0.8)	3.8	7.3	1.3	1.5	10.1	13.9
Economic Net Income (Loss)	$(128.4)	$72.7	$88.5	$158.3	$53.5	$300.3	$373.0
Net performance fees	(148.6)	109.3	75.3	115.4	142.3	333.0	442.3
Investment income (loss)	(6.3)	0.9	(6.4)	28.9	13.3	35.8	36.7
Equity-based compensation	30.8	30.5	31.4	30.9	32.9	95.2	125.7
Reserve for Litigation and Contingencies	—	50.0	—	—	100.0	100.0	150.0
Fee Related Earnings	$57.3	$43.0	$51.0	$44.9	$30.8	$126.7	$169.7
Realized performance fees, net of related compensation	177.2	100.2	70.1	233.3	186.3	489.7	589.9
Realized investment income (loss)	9.2	1.9	7.5	9.3	11.1	27.9	29.8
Distributable Earnings	$243.7	$145.1	$128.6	$287.5	$228.2	$644.3	$789.4
Depreciation and amortization expense	6.6	6.8	7.3	7.3	7.2	21.8	28.6
Interest expense	14.4	14.6	15.2	15.5	15.6	46.3	60.9
Adjusted EBITDA	$264.7	$166.5	$151.1	$310.3	$251.0	$712.4	$878.9

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Reconciliation for Economic Net Income and Distributable Earnings, cont.
(Unaudited)

	Three Months Ended	Nine Months Ended
	Sep 30, 2016	Sep 30, 2016
	(Dollars in millions, except unit and per unit amounts)
Economic Net Income	$53.5	$300.3
Less (Add): Provision (Benefit) for Income Taxes	(16.2)	57.3
Economic Net Income, After Taxes	$69.7	$243.0

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.21	$0.74

Distributable Earnings	$228.2	$644.3
Less: Estimated foreign, state, and local taxes	5.6	20.4
Distributable Earnings, After Taxes	$222.6	$623.9

Distributable Earnings to The Carlyle Group L.P.	$57.8	$161.4
Less: Estimated current corporate income taxes and TRA payments	1.4	4.2
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$56.4	$157.2

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.66	$1.85

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	84,578,736	84,578,736
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	242,018,568	242,018,568
Dilutive effect of unvested deferred restricted common units	3,569,302	3,181,825
Total Adjusted Units	330,166,606	329,779,129

(2)
As of September 30, 2016, there were 84,578,736 outstanding common units of The Carlyle Group L.P. In October and November 2016, an additional estimated 389,001 common units will be issued in connection with the vesting of deferred restricted common units and an exchange of Carlyle Holdings partnership units. For purposes of this calculation, these common units have been added to the common units outstanding as of September 30, 2016 because they will participate in the unitholder distribution that will be paid in November 2016. The resulting total common units outstanding used for this calculation are 84,967,737.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of September 30, 2016
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,043.3	$—	$—	$1,043.3
Cash and cash equivalents held at Consolidated Funds	—	174.1	—	174.1
Restricted cash	16.9	—	—	16.9
Corporate Treasury investments	95.1	—	—	95.1
Accrued performance fees	2,776.6	—	—	2,776.6
Investments	1,244.0	—	(125.5)	1,118.5
Investments of Consolidated Funds	—	3,390.9	—	3,390.9
Due from affiliates and other receivables, net	207.8	—	(4.5)	203.3
Due from affiliates and other receivables of Consolidated Funds, net	—	36.9	—	36.9
Receivables and inventory of a consolidated real estate VIE	131.6	—	—	131.6
Fixed assets, net	101.5	—	—	101.5
Deposits and other	39.9	—	—	39.9
Other assets of a consolidated real estate VIE	41.3	—	—	41.3
Intangible assets, net	106.6	—	—	106.6
Deferred tax assets	227.1	—	—	227.1
Total assets	$6,031.7	$3,601.9	$(130.0)	$9,503.6
Liabilities and partners’ capital
Debt obligations	$1,277.2	$—	$—	$1,277.2
Loans payable of Consolidated Funds	—	3,272.0	—	3,272.0
Loans payable of a consolidated real estate VIE at fair value (principal amount of $148.2)	88.9	—	—	88.9
Accounts payable, accrued expenses and other liabilities	396.4	—	—	396.4
Accrued compensation and benefits	1,857.5	—	—	1,857.5
Due to affiliates	222.6	0.2	—	222.8
Deferred revenue	199.6	—	—	199.6
Deferred tax liabilities	88.0	—	—	88.0
Other liabilities of Consolidated Funds	—	232.3	(32.0)	200.3
Other liabilities of a consolidated real estate VIE	98.3	—	—	98.3
Accrued giveback obligations	224.4	—	—	224.4
Total liabilities	4,452.9	3,504.5	(32.0)	7,925.4

Redeemable non-controlling interests in consolidated entities	6.2	—	—	6.2

Total partners’ capital	1,572.6	97.4	(98.0)	1,572.0
Total liabilities and partners’ capital	$6,031.7	$3,601.9	$(130.0)	$9,503.6

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic Net Income or “ENI,” represents segment net income which includes certain tax expense associated with performance fees and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings or “FRE,” is a component of ENI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude net performance fees, investment income (loss), from investments in Carlyle funds, equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

•
Distributable Earnings or “DE,” is FRE plus realized net performance fees and realized investment income (loss), and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments. DE is reported as part of Carlyle's segment results.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:
(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;
(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);
(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, mutual fund, fund of hedge funds vehicles and other hedge funds; and
(d) the gross assets (including assets acquired with leverage) of our business development companies.
AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds, NGP management fee funds, and fund of funds vehicles refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” refers to (i) those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds, and opportunistic credit, distressed debt and mezzanine funds (but excluding Carlyle’s structured credit/other structured product funds, hedge funds, business development companies, mutual fund and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:
(a) for substantially all carry funds and certain co-investment vehicles where the investment period has not expired and for Metropolitan fund of funds vehicles during the weighted-average investment period of the underlying funds, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment fee period, and for the NGP management fee funds and certain carry funds advised by NGP, the amount of investor capital commitments before the first investment realization;

Page | 37

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and for Metropolitan fund of funds vehicles after the expiration of the weighted-average investment period of the underlying funds, the remaining amount of limited partner invested capital, and for the NGP management fee funds and certain carry funds advised by NGP where the first investment has been realized, the amount of partner commitments less realized and written-off investments;
(c) the amount of aggregate fee-earning collateral balance at par of our CLOs, as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the aggregate principal amount of the notes of our other structured products;
(d) the net asset value of our mutual fund and the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles and other hedge funds;
(e) the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and
(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired, and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.
Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation, performance fee-related tax obligations, and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return

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hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense, and any performance fee-related tax obligations.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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